Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS THIRD QUARTER AND YEAR-TO-DATE OPERATING RESULTS FOR FISCAL 2024
ISSAQUAH, Wash., May 30, 2024 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the third quarter (twelve weeks) and the first 36 weeks of fiscal 2024, ended May 12, 2024.
Net sales for the quarter increased 9.1 percent, to $57.39 billion, from $52.60 billion last year. Net sales for the first 36 weeks increased 7.0 percent, to $171.44 billion, from $160.28 billion last year. Net sales were positively impacted by approximately 0.5 to 1.0 percent for the quarter from the shift of the fiscal calendar, as a result of the fifty-third week last year.
The following comparable sales data reflect comparable locations year-over-year and comparable retail weeks.
Comparable sales for the third quarter and first 36 weeks of fiscal 2024 were as follows:

	12 Weeks	12 Weeks	36 Weeks	36 Weeks
		Adjusted*		Adjusted*
U.S.	6.2%	6.0%	4.1%	4.5%
Canada	7.7%	7.4%	7.7%	8.2%
Other International	7.7%	8.5%	9.1%	7.9%
Total Company	6.6%	6.5%	5.3%	5.4%
E-commerce	20.7%	20.7%	14.9%	14.7%
*Excluding the impacts from changes in gasoline prices and foreign exchange.
Net income for the quarter was $1.68 billion, $3.78 per diluted share. Last year's third quarter net income was $1.30 billion, $2.93 per diluted share, which included a non-recurring charge to merchandise costs of $298 million pretax,
$0.50 per diluted share, primarily for the discontinuation of our charter shipping activities. Net income for the first 36 weeks was $5.01 billion, $11.27 per diluted share, compared to $4.13 billion, $9.30 per diluted share, last year.
Costco currently operates 878 warehouses, including 605 in the United States and Puerto Rico, 108 in Canada, 40 in Mexico, 33 in Japan, 29 in the United Kingdom, 18 in Korea, 15 in Australia, 14 in Taiwan, seven in China, four in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan and Australia.
A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, May 30, 2024, and is available via a webcast on investor.costco.com (click on "Events & Presentations”).

Press Release

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs and wages), energy and certain commodities, geopolitical conditions (including tariffs), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with U.S. GAAP.

CONTACTS:    Costco Wholesale Corporation
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305

COST-Earn

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (dollars in millions, except per share data)
(unaudited)

	12 Weeks Ended		36 Weeks Ended
	May 12, 2024	May 7, 2023	May 12, 2024	May 7, 2023
REVENUE
Net sales	$57,392	$52,604	$171,440	$160,280
Membership fees	1,123	1,044	3,316	3,071
Total revenue	58,515	53,648	174,756	163,351
OPERATING EXPENSES
Merchandise costs	51,173	47,175	152,770	143,367
Selling, general and administrative	5,145	4,794	15,743	14,651
Operating income	2,197	1,679	6,243	5,333
OTHER INCOME (EXPENSE)
Interest expense	(41)	(36)	(120)	(104)
Interest income and other, net	128	128	504	295
INCOME BEFORE INCOME TAXES	2,284	1,771	6,627	5,524
Provision for income taxes	603	469	1,614	1,392
NET INCOME	$1,681	$1,302	$5,013	$4,132
NET INCOME PER COMMON SHARE:
Basic	$3.79	$2.94	$11.29	$9.31
Diluted	$3.78	$2.93	$11.27	$9.30
Shares used in calculation (000's):
Basic	443,892	443,814	443,870	443,843
Diluted	444,828	444,360	444,662	444,455

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (amounts in millions, except par value and share data)
(unaudited)
Subject to Reclassification

	May 12, 2024	September 3, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,404	$13,700
Short-term investments	1,095	1,534
Receivables, net	2,583	2,285
Merchandise inventories	17,430	16,651
Other current assets	1,776	1,709
Total current assets	33,288	35,879
OTHER ASSETS
Property and equipment, net	28,062	26,684
Operating lease right-of-use assets	2,643	2,713
Other long-term assets	3,918	3,718
TOTAL ASSETS	$67,911	$68,994
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$18,844	$17,483
Accrued salaries and benefits	4,365	4,278
Accrued member rewards	2,339	2,150
Deferred membership fees	2,553	2,337
Current portion of long-term debt	1,077	1,081
Other current liabilities	6,183	6,254
Total current liabilities	35,361	33,583
OTHER LIABILITIES
Long-term debt, excluding current portion	5,834	5,377
Long-term operating lease liabilities	2,386	2,426
Other long-term liabilities	2,559	2,550
TOTAL LIABILITIES	46,140	43,936
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.005 par value; 900,000,000 shares authorized; 443,374,000 and 442,793,000 shares issued and outstanding	2	2
Additional paid-in capital	7,702	7,340
Accumulated other comprehensive loss	(1,922)	(1,805)
Retained earnings	15,989	19,521
TOTAL EQUITY	21,771	25,058
TOTAL LIABILITIES AND EQUITY	$67,911	$68,994

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (amounts in millions)
(unaudited)
Subject to Reclassification

	36 Weeks Ended
	May 12, 2024	May 7, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,013	$4,132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,531	1,389
Non-cash lease expense	220	300
Stock-based compensation	686	643
Impairment of assets and other non-cash operating activities, net	(35)	441
Changes in working capital	966	438
Net cash provided by operating activities	8,381	7,343
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(1,007)	(947)
Maturities and sales of short-term investments	1,441	594
Additions to property and equipment	(3,133)	(2,767)
Other investing activities, net	(7)	(27)
Net cash used in investing activities	(2,706)	(3,147)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term borrowings	(637)	(698)
Proceeds from short-term borrowings	628	667
Repayments of long-term debt	—	(75)
Proceeds from issuance of long-term debt	498	—
Tax withholdings on stock-based awards	(313)	(302)
Repurchases of common stock	(484)	(446)
Cash dividend payments	(8,527)	(799)
Financing lease payments	(112)	(204)
Other financing activities, net	(1)	(93)
Net cash used in financing activities	(8,948)	(1,950)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(23)	44
Net change in cash and cash equivalents	(3,296)	2,290
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	13,700	10,203
CASH AND CASH EQUIVALENTS END OF YEAR	$10,404	$12,493